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                      Letter Head of HJ & ASSOCIATES, L.L.C


EXHIBIT 23.1

                         Consent of Independent Auditors

To the Board of Directors
SyndicationNet.com, Inc.
Falls Church, VA 22043

We hereby consent to incorporation by reference in this Registration Statement of Syndication Net.com, Inc., on Form S-8, of our audit report for the year ended December 31, 2002, (which includes an emphasis paragraph relating to the Company's ability to continue as a going convern) as well as the audited financial statements as of June 30, 2003, and to all references to our firm included in this Registration Statements.



/s/ HJ & Associates, LLC
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HJ & Associates, LLC
Salt Lake City, Utah
September 12, 2003


September 12, 2003

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